Exhibit 10.6

CARLISLE COMPANIES INCORPORATED

NONEMPLOYEE DIRECTORS

STOCK OPTION PLAN

(Dated as of December 1, 1999, as amended and restated as of February 6, 2002)

1.             Purpose.  The Carlisle Companies Incorporated Nonemployee Directors Stock Option Plan (the “Plan”) is intended to advance the interests of Carlisle Companies Incorporated (the “Company”) and its stockholders by attracting, retaining and motivating the performance of nonemployee Directors (each a “Nonemployee Director”) of the Company, and to encourage and enable Nonemployee Directors to acquire and retain a proprietary interest in the Company by ownership of its stock.

2.                                       Administration.

(a)           Subject to the express provisions of the Plan, the Board of Directors of the Company (the “Board”) shall have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement (as defined in Section 7 of the Plan), and to make all determinations necessary or advisable in the administration of the Plan.  All such actions and determinations by the Board shall be conclusively binding for all purposes and upon all persons.  Notwithstanding the foregoing or anything elsewhere in the Plan, with respect to any Option granted under the Plan, the Board shall have no discretionary authority to determine the number of shares of the Company’s common stock (the “Carlisle Shares”) covered by such Option, the option price for the Carlisle Shares or the date of grant, all such determinations occurring automatically pursuant to Section 5(b) of the Plan.  The Board shall not be liable for any action or determination made in good faith with respect to the Plan, any Option or any Stock Option Agreement entered into hereunder.

(b)           “Option” means an option to purchase Carlisle Shares granted under the Plan.

3.             Number of Carlisle Shares Subject to Plan.  Subject to adjustment pursuant to the provisions of Section 4 of the Plan, the maximum number of Carlisle Shares which may be issued and sold hereunder shall be 200,000 and all such Shares must be held in the Company’s treasury.  Carlisle Shares covered by an Option that shall have been exercised shall not again be available for an Option grant.  If an Option shall terminate for any reason without being wholly exercised, the number of Carlisle Shares to which such Option termination relates shall again be available for grant.

4.             Antidilution.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding Carlisle Shares are split up or combined, or are changed into, become exchangeable at the holder’s election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the Board may proportionately change the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the option price of such shares in the manner that it may deem to be equitable and appropriate.

5.                                       Option Grants.

(a)           Effective December 1, 1999 and as authorized by resolution of the Board, the Company grants each Nonemployee Director serving at such time an Option to purchase 5,000 Carlisle Shares at an option price of $35.1875, the closing price on the New York Stock Exchange (“NYSE”) of the Carlisle Shares on December 1, 1999.  Thereafter, the Company shall, to the extent authorized by resolution of the Board, grant any newly appointed Non-Employee Director an Option to purchase 5,000 Carlisle Shares at the closing price of the Carlisle Shares on the NYSE on the date of appointment.

(b)           Commencing with the 2002 calendar year and each year thereafter for the duration of the Plan, at the Company’s February Board of Directors meeting for the following calendar year (i.e., with respect to the 2002 calendar year, the February 2003 meeting) (or such other days as the Board shall determine), the Company shall grant each Non-Employee Director serving at such time an option to purchase 1,000 Carlisle Shares at an option price equal to the closing price on the NYSE of the Carlisle Shares on the date of such meeting; provided, however, that each such grant shall be conditioned upon the Company attaining or otherwise achieving the financial performance criterion established by the Board with respect to the particular calendar year.

6.             Vesting; Term of Options.

(a)           Each Option shall vest and become exercisable as follows:  (i) one-third (1/3) on the date of grant, (ii) an additional one-third (1/3) on the one year anniversary of the date of grant, and (iii) the remaining one-third (1/3) on the second anniversary of the date of grant, provided that the Nonemployee Director to whom such Option was granted remains a Nonemployee Director on those dates.  In addition, all Options granted to a Nonemployee Director whose term as a Director ends as a result of the death, Permanent or Total Disability (as defined in Section 10(b) of the Plan), Retirement (as defined in the Company’s Director Retirement Plan) or a Change in Control (as defined in Section 10(c) of the Plan) shall vest and become exercisable immediately upon the expiration of his or her term.

(b)           Notwithstanding anything elsewhere in the Plan to the contrary, an unexercised Option shall expire on the day immediately preceding the ten year anniversary of grant (the “Expiration Date”).

7.             Stock Option Agreement.  The Company and each Nonemployee Director granted an Option hereunder (the “Optionee”) shall enter into a stock option agreement (the “Stock Option Agreement”) which shall set forth such terms and conditions of the Option as may be determined by the Board to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

8.             Option Exercise.  A vested Option may be exercised in whole or in part at any time (but in respect to whole Carlisle Shares only) within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option for a specified number of Carlisle Shares delivered to the Company at its principal office, and payment in full of the option price for the specified number of Carlisle Shares.  The option price shall be payable in cash.

9.             Transferability of Options.  All Options shall be nontransferable except (i) upon the Optionee’s death, by the Optionee’s will or the laws of descent and distribution or (ii) on a case-by-case basis as may be approved by the Board in its discretion.

10.           Termination of Service.

(a)           If an Optionee’s service as a member of the Board shall terminate as a result of death, all non-vested Options shall vest and become exercisable and the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred pursuant to will or the laws of descent and distribution, shall exercise all outstanding Options by the earlier of (i) twelve months from the date of termination, or (ii) the Expiration Date.  All Options not so exercised shall be forfeited.

(b)           If an Optionee’s service as a member of the Board shall terminate as a result of Retirement (as defined in the Company’s Director Retirement Plan), all non-vested options shall vest and become exercisable and the Optionee shall exercise all outstanding options by the earlier of (i) twelve months from the date of termination, or (ii) the Expiration Date.  All Options not so exercised shall be forfeited.

(c)           If an Optionee’s service as a member of the Board shall terminate as a result of his Permanent and Total Disability, all non-vested Options shall vest and become exercisable and the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall exercise all outstanding Options by the earlier of (i) twelve months from the date of termination, or (ii) the Expiration Date.  All Options not so exercised shall be forfeited.  “Permanent and Total Disability” means the inability of an Optionee to perform his duties as a member of the Board by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(d)           If an Optionee’s service as a member of the Board shall terminate in connection with a Change in Control of the Company, all non-vested Options shall vest and become exercisable and the Optionee shall exercise all outstanding Options by the earlier of (i) twelve months from the date of termination, or (ii) the Expiration Date.  All Options not so exercised shall be forfeited.

For purposes of this Plan, the following definitions shall apply:

“Change in Control” shall occur in the event: (i) any Person shall become directly or indirectly, the Beneficial Owner of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities for the election of directors or fifty percent (50%) or more of the Company’s then outstanding shares of common stock, or (ii) any Person commences a tender offer pursuant to Regulation 14D promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor provision thereto, which, if successful, would result in such Person becoming the Beneficial Owner of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities for the election of directors or fifty percent (50%) or more of the Company’s then outstanding shares of common stock;

“Affiliate” and “Associate” shall have the meanings of such terms under Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934;

“Beneficial Owner” shall have the meaning given such term under Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934;

“Person” shall mean and include any individual, corporation, partnership or other person or entity and any Group and all Affiliates and Associates of any such individual, corporation, partnership, or other person or entity or Group;

“Group” shall mean persons and entities that act in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934 (other than the Company or any subsidiary thereof and other than any profit-sharing employee stock ownership or any other employee benefit plan of the Company or such subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in any such capacity and other than any executive officer of the Company).

(d)           If an Optionee’s service as a member of the Board shall terminate for any reason other than death, Permanent and Total Disability, Retirement (as defined in the Company’s Director Retirement Plan) Change in Control or removal for cause, all non-vested Options shall remain non-vested and the Optionee shall exercise each previously vested Option by the earlier of (i) ninety days from the date of termination, or (ii) the Expiration Date.  Any Option not so exercised shall be forfeited.

(e)           If an Optionee shall be removed from the Board for cause, the Optionee’s right to exercise any unexercised portion of his Options shall immediately terminate and all rights thereunder shall cease.  An Optionee shall be considered to have been removed for “cause” when he or she shall have been removed from the Board by the stockholders of the Company for cause in accordance with applicable state law and the Restated Certificate of Incorporation of the Company.

11.           Issuance of Certificates.  The Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the Plan) for the Carlisle Shares purchased by exercise of an Option as soon as practicable after due exercise and payment of the option price for such Carlisle Shares.

12.           Termination; Amendment.  The Plan shall continue until terminated by the Board.  The Board may at any time amend or modify the Plan; provided, however, that the Board may not act more than once every six months to amend the provisions of the Plan relating to the determination of the number of Carlisle Shares subject to a particular Option, the option price or the date of grant of any Option under the Plan.  Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Option previously granted without the consent of the Optionee.

13.           Miscellaneous.

(a)           Nothing in the Plan, in the grant of any Option or in any Stock Option Agreement shall confer upon any Nonemployee Director the right to continued service as a member of the Board.

(b)           An Optionee or the permitted transferee of an Option shall have no rights as a shareholder with respect to any Carlisle Shares subject to Option prior to the purchase of the Carlisle Shares by exercise of the Option.  Nothing contained in the Plan or in the Stock Option Agreement shall create an obligation on the part of the Company to repurchase any Carlisle Shares acquired hereunder.

(c)           The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

(d)           Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

(e)           If any provision of the Plan or any Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(f)            The validity and construction of the Plan and the Stock Option Agreements shall be governed by the laws of the State of New York.